UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

Filed by the Registrant [X]    Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[   ]     Preliminary Proxy Statement

[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to §240.14a-12

CAPITOL FEDERAL FINANCIAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies: Not applicable
	2)	Aggregate number of securities to which transaction applies: Not applicable
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not applicable
	4)	Proposed maximum aggregate value of transaction: Not applicable
	5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

NEXT PAGE

December 28, 2004

Dear Fellow Shareholder:

         On behalf of the Board of Directors and management of Capitol Federal Financial, we cordially invite you to attend the annual meeting of Capitol Federal Financial shareholders. The meeting will be held at 10:00 a.m. local time on Tuesday, January 25, 2005, at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. Alternatively, you may vote over the Internet or by telephone if the enclosed proxy card so indicates. Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

         Your Board of Directors and management are committed to the success of Capitol Federal Financial and the enhancement of your investment. As Chairman of the Board, I want to express my appreciation for your confidence and support.

Very truly yours, JOHN C. DICUS Chairman of the Board

NEXT PAGE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 25, 2005

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Capitol Federal Financial will be held as follows:

TIME	10:00 a.m. local time Tuesday, January 25, 2005

PLACE	Bradbury Thompson Center Washburn University Campus 1700 S.W. Jewell Topeka, Kansas

ITEMS OF BUSINESS	(1) The election of three directors of Capitol Federal Financial.

(2) The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2005.

RECORD DATE	Holders of record of Capitol Federal Financial common stock at the close of business on December 3, 2004, are entitled to vote at the annual meeting or any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be available for your inspection at our executive offices during the 20 days prior to the meeting, as well as at the meeting.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS JOHN C. DICUS Chairman of the Board

Topeka, Kansas
December 28, 2004

NEXT PAGE

CAPITOL FEDERAL FINANCIAL
700 S. Kansas Avenue
Topeka, Kansas 66603
(785) 235-1341

PROXY STATEMENT

INTRODUCTION

         The Capitol Federal Financial Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of Capitol Federal Financial for use at Capitol Federal Financial's upcoming annual meeting of shareholders. The annual meeting of shareholders will be held at 10:00 a.m. local time on Tuesday, January 25, 2005 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas. At the meeting, shareholders will be asked to vote on two proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Capitol Federal Financial is referred to in this proxy statement from time to time as "Capitol Federal Financial" or the "Company." Certain of the information in this proxy statement relates to Capitol Federal Savings Bank ("Capitol Federal Savings"), a wholly owned subsidiary of the Company.

         By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company's Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

         This proxy statement and the accompanying materials are being mailed to shareholders on or about December 28, 2004.

         Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

         At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	The election of three directors of Capitol Federal Financial.

Proposal 2.	The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2005.

The shareholders also will transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

         The record date for the meeting is December 3, 2004. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is Capitol Federal Financial common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 74,067,526 shares of common stock outstanding.

NEXT PAGE

What if my shares are held in "street name" by a broker?

         If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to any "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Whether an item is discretionary is determined by the exchange rules governing your broker. Each of the proposals described in this proxy statement is expected to be considered a discretionary item.

What if my shares are held in Capitol Federal Financial's employee stock ownership plan?

         We maintain an employee stock ownership plan which owns approximately 4.0% of Capitol Federal Financial's common stock. Employees of Capitol Federal Financial and Capitol Federal Savings participate in the employee stock ownership plan. Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant's shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares "FOR" each of the proposals set forth in this proxy statement. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, the trustee will vote such shares "FOR" each of the proposals set forth in this proxy statement. The trustee will vote the shares of Capitol Federal Financial common stock held in the employee stock ownership plan but not allocated to any participant's account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

How many shares must be present to hold the meeting?

         A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

         If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

         1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

         2. YOU MAY VOTE BY TELEPHONE. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

         3. YOU MAY VOTE ON THE INTERNET. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

         4. YOU MAY VOTE IN PERSON AT THE MEETING. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of Capitol Federal Financial common stock on December 3, 2004, the record date for voting at the annual meeting.

NEXT PAGE

Can I vote by telephone or on the Internet if I am not a registered shareholder?

         If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

         If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

  signing another proxy with a later date;

  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;

  giving written notice of the revocation of your proxy to the Secretary of Capitol Federal Financial prior to the annual meeting; or

  voting in person at the annual meeting.

         If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

          If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

  FOR the election of the three director nominees to Capitol Federal Financial's Board of Directors; and

  FOR ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2005.

Will any other business be conducted at the annual meeting?

         The Board of Directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

         Director nominees who receive the highest number of votes for the positions to be filled will be elected. Ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors requires the affirmative vote of the majority of votes cast on the matter, in person or by proxy, at the annual meeting. Capitol Federal Savings Bank MHC, which owns 70.5% of Capitol Federal Financial's outstanding common stock, intends to vote its shares in favor of each of the director nominees and in favor of the ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2005.

How will withheld votes and abstentions be treated?

         If you withhold authority to vote for one or more director nominees or if you abstain from voting on the proposal to ratify the appointment of the independent auditors, your shares will still be included for purposes of determining whether a quorum is present. In addition, if you abstain from voting on the ratification of the appointment of the independent auditors, your shares will be included in the number of shares voting on that proposal and, consequently, your abstention will have the same practical effect as a vote against that proposal.

NEXT PAGE

How will broker non-votes be treated?

         Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, any broker non-votes will have the following effects:

Proposal 1.	Broker non-votes will have no effect on the election of directors.

Proposal 2.	Broker non-votes will not be counted in determining the number of shares necessary for ratification of the appointment of the Company's independent auditors and will, therefore, reduce the absolute number, but not the percentage, of the affirmative votes required for the approval of this proposal.

STOCK OWNERSHIP

         The following table presents information regarding the beneficial ownership of Capitol Federal Financial common stock as of December 3, 2004, by:

  Capitol Federal Savings Bank MHC, which is the only shareholder known by management to beneficially own more than five percent of the outstanding common stock of Capitol Federal Financial;

  each director of Capitol Federal Financial and nominee for election;

  each executive officer of Capitol Federal Financial named in the "Summary Compensation Table" appearing below; and

  all of the executive officers, directors and director nominees as a group.

         The persons named in the following table have sole voting and investment powers for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as that of Capitol Federal Financial. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Capitol Federal Financial. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). As of December 3, 2004, there were 74,067,526 shares of Capitol Federal Financial common stock outstanding.

NEXT PAGE

Name of Beneficial Owner	Beneficial Ownership(1)	Percent of Common Stock Outstanding

Significant Shareholder
Capitol Federal Savings Bank MHC 700 S. Kansas Avenue Topeka, Kansas 66603	52,192,817(2)	70.5%

Directors, Director Nominees and Executive Officers
John C. Dicus, Chairman of the Board	705,269(3)	*
B. B. Andersen, Director	161,024(4)	*
John B. Dicus, President, Chief Executive Officer and Director	690,991(5)	*
Jeffrey M. Johnson, Director Nominee	0	*
Robert B. Maupin, Director	145,000(6)	*
Michael T. McCoy, Director Nominee	0	*
Carl W. Quarnstrom, Director	114,000(7)	*
Jeffrey R. Thompson, Director	1,200	*
Marilyn S. Ward, Director	75,250	*
Richard J. Aleshire, Executive Vice President for Retail Operations	191,458(8)	*
Larry K. Brubaker, Executive Vice President for Corporate Services	216,270(9)	*
Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	112,526(10)	*
Directors, director nominees and executive officers of Capitol Federal Financial as a group (14 persons)	2,553,531(11)	3.4%

___________________

(1)	Included in the shares beneficially owned by the named individuals are options to purchase shares of Capitol Federal Financial common stock which are currently exercisable or which will become exercisable within 60 days after December 3, 2004, as follows: John C. Dicus - 267,465 shares; Mr. Andersen - 20,000 shares; John B. Dicus - 320,775 shares; Mr. Maupin - 20,000 shares; Mr. Quarnstrom - 40,000 shares; Mr. Aleshire - 63,775 shares; and Mr. Brubaker - 95,800 shares.
(2)	As reported by Capitol Federal Savings Bank MHC in a Schedule 13D dated March 31, 1999, which reported sole voting and dispositive power with respect to 52,192,817 shares.
(3)	Includes 127,500 shares held in the Barbara B. Dicus Living Trust, of which John C. Dicus is a co-trustee.
(4)	Includes 124,873 shares held in a trust for the benefit of Mr. Andersen's spouse, of which Mr. Andersen is sole trustee.
(5)	Includes 50,000 shares held jointly with Mr. John B. Dicus' spouse.
(6)	Includes 5,000 shares held solely by Mr. Maupin's spouse. Mr. Maupin will be retiring as a director upon the election of his successor at the annual meeting.
(7)	Includes 807 shares held solely by Mr. Quarnstrom's spouse and 4,486 shares held jointly with Mr. Quarnstrom's spouse. Mr. Quarnstrom will be retiring as a director upon the election of his successor at the annual meeting.
(8)	Includes 18,025 shares held solely by Mr. Aleshire's spouse.
(9)	Includes 103,417 shares of common stock held in the Brubaker Family Trust for which Mr. Brubaker is a co-trustee with his spouse and 328 shares of common stock which Mr. Brubaker holds jointly with his son.
(10)	Includes 93,055 shares held jointly with Mr. McKay's spouse.
(11)	Includes shares held directly, as well as shares held by and jointly with certain family members, shares held in retirement accounts, shares held by trusts of which the individual or group member is a trustee or substantial beneficiary or shares held in another fiduciary capacity with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes an aggregate of 840,961 shares of common stock issuable upon exercise of the stock options which are currently exercisable or which will become exercisable within 60 days after December 3, 2004.

NEXT PAGE

PROPOSAL I

ELECTION OF DIRECTORS

         Capitol Federal Financial's Board of Directors is composed of seven members, each of whom is also a director of Capitol Federal Savings. Approximately one-third of the directors are elected annually. Directors of Capitol Federal Financial are elected to serve for a three-year term or until their respective successors are elected and qualified. In September 2003, Capitol Federal Financial's Board of Directors amended the Company's bylaws to provide that no person who has reached age 75 may be elected or re-elected to the Board of Directors. As a result of this mandatory retirement age provision, Directors Robert B. Maupin and Carl W. Quarnstrom, who have served as directors of Capitol Federal Savings since 1973 and 1985, respectively, and of Capitol Federal Financial since its inception in March 1999, will retire from the Board of Directors upon the expiration of their current terms at the annual meeting. The Company thanks Messrs. Maupin and Quarnstrom for their guidance and many years of dedicated service.

         The following table sets forth certain information regarding the composition of Capitol Federal Financial's Board of Directors, including each director's term of office. The Board of Directors, acting on the recommendations of the Nominating Committee, has recommended and approved the nominations of Jeffrey M. Johnson, Michael T. McCoy and Marilyn S. Ward to serve as directors, each for a term of three years to expire at the annual meeting of shareholders to be held in 2008. Except for Ms. Ward, none of the nominees currently serve as directors of Capitol Federal Financial. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting "FOR" the election of the director nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age(1)	Position(s) Held in Capitol Federal Financial	Director Since(2)	Term of Office Expires
NOMINEES
Jeffrey M. Johnson	38	Nominee	---	2008
Michael T. McCoy, M.D.	55	Nominee	---	2008
Marilyn S. Ward	65	Director	1977	2008

DIRECTORS REMAINING IN OFFICE
B. B. Andersen	68	Director	1981	2006
John C. Dicus	71	Chairman of the Board	1963	2006
John B. Dicus	43	President, Chief Executive Officer and Director	1989	2007
Jeffrey R. Thompson	43	Director	2004	2007
____________________

(1) As of September 30, 2004.
(2) Includes service as a director of Capitol Federal Savings.

         The business experience of each director and director nominee for at least the past five years is set forth below.

         Jeffrey M. Johnson. Mr. Johnson is President of Flint Hills National Golf Club, Andover, Kansas, a position he has held since March 2003. From March 1997 until joining Flint Hills, Mr. Johnson was an investment advisor with Raymond James Financial Services in Wichita, Kansas. Before that, he served in a variety of restaurant management positions with Lone Star Steakhouse & Saloon, Inc. and Coulter Enterprises, Inc. Mr. Johnson is also part-owner of several restaurants in Lawrence, Manhattan and Wichita, Kansas. Mr. Johnson was recommended to the Nominating Committee by John B. Dicus, President and Chief Executive Officer of Capitol Federal Financial and Capitol Federal Savings.

NEXT PAGE

         Michael T. McCoy, M.D.Dr. McCoy, an orthopedic surgeon in private practice, also is the Chief of Orthopedic Surgery at Stormont Vail Regional Medical Center in Topeka, Kansas, a position he has held since October 2004. He previously served as Chief of Surgery at Stormont Vail from January 1987 to January 1988. Dr. McCoy is a member of the Kansas Medical Society, the Shawnee County Medical Society, the American Academy of Orthopedic Surgeons and the American Orthopedic Society for Sports Medicine. Dr. McCoy was recommended to the Nominating Committee by John B. Dicus.

         Marilyn S. Ward. From 1985 until her retirement in 2004, Ms. Ward was Executive Director of ERC/Resource & Referral, a family resource center located in Topeka, Kansas.

         B.B. Andersen. Mr. Andersen has had a life long career in construction and development activities. He is currently involved in various real estate development projects in Colorado and Missouri.

         John C. Dicus. Mr. Dicus has served as Chairman of the Board of Directors of Capitol Federal Savings since 1989 and Capitol Federal Financial since its inception in March 1999. Prior to January 1, 2003, he also served as Chief Executive Officer of Capitol Federal Savings since 1989 and Capitol Federal Financial since March 1999. He has been associated with Capitol Federal Savings in various capacities since 1959, and served as President of Capitol Federal Savings from 1969 until 1996. He is the father of Mr. John B. Dicus.

         John B. Dicus. Mr. Dicus became President and Chief Executive Officer of Capitol Federal Savings and Capitol Federal Financial effective January 1, 2003. Prior to his appointment as Chief Executive Officer, he served as President and Chief Operating Officer for Capitol Federal Savings since 1996 and for Capitol Federal Financial since its inception in March 1999. Before that, he served as the Executive Vice President of Corporate Services for Capitol Federal Savings for four years. He has been with Capitol Federal Savings in various other positions since 1985. He is the son of Mr. John C. Dicus.

         Jeffrey R. Thompson. Since 2002, Mr. Thompson has served as Chief Financial Officer of Salina Vortex Corp., a Salina, Kansas-based manufacturing company. From 2001 to 2002, he served as Vice President, Supply Chain, for The Coleman Company, Wichita, Kansas, a manufacturer and marketer of consumer products. From 1992 to 2001, he served in a variety of capacities for Koch Industries, Inc., Wichita, Kansas, including President of Koch Financial Services, Inc. from 1998 to 2001. From 1986 to 1992, he worked in several positions for Chrysler Capital Public Finance, Kansas City, Missouri, primarily in the areas of originating, underwriting and servicing tax-exempt municipal leases. Mr. Thompson is a certified public accountant.

Director Independence

         The Board of Directors of Capitol Federal Financial has determined that the following directors, constituting a majority of the Board, are "independent directors," as that term is defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "NASD"): Directors Andersen, Maupin, Thompson and Ward. As noted above, Messrs. Maupin and Quarnstrom will be retiring as directors of Capitol Federal Financial upon the election of their successors at the annual meeting. Jeffrey M. Johnson and Michael T. McCoy, who have been nominated to succeed to Messrs. Maupin's and Quarnstrom's directorships, will be independent directors, if elected.

Board Meetings and Committees

         Meetings of Capitol Federal Financial's Board of Directors are generally held on a quarterly basis. Meetings of Capitol Federal Savings' Board of Directors, the membership of which is identical to Capitol Federal Financial's Board of Directors, are generally held on a monthly basis. For the fiscal year ended September 30, 2004, the Board of Directors of Capitol Federal Financial held ten meetings and the Board of Directors of Capitol Federal Savings held 16 meetings. During fiscal year 2004, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.

NEXT PAGE

         Capitol Federal Financial's Board of Directors has standing Executive, Compensation, Stock Benefit, Audit and Nominating Committees. The following is a summary of the principal committees of the Company's Board of Directors.

         The Executive Committee is currently comprised of John C. Dicus (Chairperson) and Directors John B. Dicus, Andersen and Maupin. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by applicable law. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee did not meet during fiscal year 2004.

         The Compensation Committee is currently comprised of Directors Andersen (Chairperson), Maupin, Thompson and Ward. The Compensation Committee is responsible for reviewing all issues pertaining to executive compensation, reviewing and recommending all changes in employee benefit plans and making recommendations to the Board regarding director compensation. In fiscal year 2004, this committee met two times at the Company level; the Compensation Committee for Capitol Federal Savings, which serves the same function and has the identical makeup, also met two times during fiscal year 2004.

         The Stock Benefit Committee is currently comprised of Directors Andersen (Chairperson) and Ward. The Stock Benefit Committee is principally responsible for administering Capitol Federal Financial's Stock Option and Incentive Plan and its Recognition and Retention Plan. This committee met once during fiscal year 2004.

         The Audit Committee is currently comprised of Directors Ward (Chairperson), Andersen, Maupin and Thompson, each of whom is "independent," as independence for audit committee members is defined in the NASD Marketplace Rules. The Board of Directors of Capitol Federal Financial has determined that Mr. Thompson is an "audit committee financial expert," as defined in the SEC's rules.

         The Audit Committee of Capitol Federal Financial operates under a written charter adopted by the full Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee is appointed by the Company's Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company's consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of the Company's consolidated financial statements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and independent auditors and any other areas of potential financial risks to the Company specified by its Board of Directors. The Audit Committee also is responsible for hiring, retaining and terminating the Company's independent auditors. The Audit Committee met eight times in fiscal 2004.

         During fiscal year 2004, the full Board of Directors acted as a nominating committee for the selection of nominees for election as directors at the annual meeting of shareholders held in January 2004 and met one time for this purpose. In August 2004, the Board of Directors appointed a separate Nominating Committee, comprised of Directors Thompson (Chairperson), Andersen, Maupin and Ward, each of whom is an "independent director," as that term is defined in the NASD Marketplace Rules. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the meeting identified in this Proxy Statement were recommended to the Board by the newly appointed Nominating Committee.

         The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which is attached to this proxy statement as Appendix B, under which the Nominating Committee has the following responsibilities:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

NEXT PAGE

(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii)	review nominations submitted by shareholders, which have been addressed to the Company's Secretary, and which comply with the requirements of the Company's charter and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

         Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company's bylaws, nominations by shareholders must be delivered in writing to the Secretary of Capitol Federal Financial at least five days prior to the date of the annual meeting.

Shareholder Communications with Directors

         Shareholders may communicate directly with the Board of Directors by writing to: James D. Wempe, Investor Relations, Capitol Federal Financial, 700 S. Kansas Avenue, Topeka, Kansas 66603.

Board Member Attendance at Annual Shareholder Meetings

         Although the Company does not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Every director of the Company attended last year's annual meeting of shareholders.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

         The members of the Boards of Directors of Capitol Federal Financial and Capitol Federal Savings are identical. During fiscal year 2004, each director of Capitol Federal Savings received a $1,000 monthly retainer, plus $1,000 for each meeting attended. In addition, each non-employee director received $1,000 per committee meeting attended in person and $250 per committee meeting attended telephonically, except that the chair of the Audit Committee received $1,250 for each Audit Committee meeting attended.

Executive Compensation

         The following table sets forth information concerning the compensation paid by Capitol Federal Savings to the Chief Executive Officer of Capitol Federal Financial and Capitol Federal Savings and the four other most highly compensated executive officers of Capitol Federal Savings during the fiscal year ended September 30, 2004. We will use the term "named executive officer" from time-to-time in this proxy statement to refer to the officers listed in the table below. Capitol Federal Financial has not entered into any employment agreements or change-in-control agreements with any of the named executive officers.

NEXT PAGE

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compen- sation($)	Restricted Stock Award ($)	Options (#)	All Other Compen- sation
John C. Dicus, Chairman(1)	2004 2003 2002	$524,000(2) 561,317(2) 636,000(2)	$ 33,048(3) 223,992(3) 332,112(3)	$ 15,948(4) 15,948(4) 15,948(4)	$ --- --- ---	--- --- ---	$269,807(5) 244,916 137,642

John B. Dicus, President and Chief Executive Officer(1)	2004 2003 2002	$436,000(2) 410,999(2) 331,000(2)	$ 14,040(3) 93,330(3) 147,385(3)	$ 19,292(4) 19,292(4) 19,292(4)	$ --- --- ---	--- --- ---	$220,958(5) 190,216 129,085

Neil F. M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	$239,318 239,318 235,383	$ 6,892(3) 57,242(3) 90,971(3)	$ 5,086(4) 5,086(4) 5,086(4)	$ --- --- ---	--- --- ---	$142,379(5) 111,401 70,523

Larry K. Brubaker, Executive Vice President for Corporate Services	2004 2003 2002	$198,000 198,000 194,666	$ 7,128(3) 46,948(3) 75,340(3)	$ --- --- ---	$ --- --- ---	--- --- ---	$109,752(5) 78,894 45,800

Richard J. Aleshire, Executive Vice President for Retail Operations	2004 2003 2002	$198,000 198,000 194,666	$ 7,128(3) 46,948(3) 75,340(3)	$ --- --- ---	$ --- --- ---	--- --- ---	$109,146(5) 78,030 45,480

_____________________

(1)	John C. Dicus served as Chief Executive Officer until January 1, 2003, at which time John B. Dicus became Chief Executive Officer.
(2)	Includes director fees for service on the Board of Directors of $24,000 for each of fiscal years 2004, 2003 and 2002.
(3)	Includes Capitol Federal Savings' matching contributions under the Deferred Incentive Bonus Plan for fiscal years 2004, 2003 and 2002, as follows:
	2004	2003	2002
John C. Dicus	$ 6,610	$50,000	$50,000
John B. Dicus	$ 2,808	$23,333	$29,477
Neil F.M. McKay	$ 0	$14,311	$18,195
Larry K. Brubaker	$ 1,426	$11,737	$15,069
Richard J. Aleshire	$ 1,426	$11,931	$14,916

Each of the named executive officers have elected to participate in Capitol Federal Financial's Deferred Incentive Bonus Plan. The amount deferred, if any, plus the Company's matching contribution on the deferred amount is deemed to be invested in Capitol Federal Financial's common stock through the purchase of phantom stock units. Receipt of the Company's contribution is contingent on the executive officer remaining employed with the Company for a period of three years following the award of the phantom stock units. For additional information regarding this plan, see "Deferred Compensation Plan" below.
(4)	Represents the amount reimbursed for all or part of the tax liability resulting from the payment of premiums on universal life insurance policies for the named executive officer.
(5)	Amounts represent allocations under Capitol Federal Savings' profit sharing plan, allocations under Capitol Federal Savings' ESOP, premiums on universal life insurance policies, term life insurance premiums and earnings (in the form of Company stock price appreciation (depreciation) and dividend equivalents during the last fiscal year) accrued by the Company on outstanding phantom stock units awarded under the Deferred Incentive Bonus Plan. These amounts for fiscal 2004, respectively, include $1,000, $64,457, $60,000, $792 and $143,558 for Mr. John C. Dicus; $1,000, $64,457, $68,400, $792 and $86,309 for Mr. John B. Dicus; $1,000, $65,422, $21,000, $792 and $54,165 for Mr. McKay; $990, $63,813, $0, $784 and $44,165 for Mr. Brubaker; and $990, $63,813, $0, $784 and $43,559 for Mr. Aleshire. During fiscal year 2004, each of the named executive officers received a cash payout of the phantom stock units awarded in fiscal year 2001 as follows: Mr. John C. Dicus: $364,387; Mr. John B. Dicus: $242,287; Mr. McKay: $155,403; Mr. Aleshire: $121,645; and Mr. Brubaker: $124,653. Such amounts were comprised of the following: (i) the bonus amounts originally deferred by the named executive officers and the Company's matching contributions thereon (all of which was previously reported as bonus compensation during fiscal year 2001); and (ii) any appreciation in the Company's stock price from December 31, 2000 to December 31, 2003, plus dividend equivalents paid during that period (all of which has been reflected in "All Other Compensation" for fiscal years 2001 through 2004 as earnings (losses) accrued by the Company during those years on phantom stock units awarded under the Deferred Incentive Bonus Plan).

NEXT PAGE

Deferred Compensation Plan

         The following table reflects phantom stock units awarded in fiscal 2004 under Capitol Federal Financial's Deferred Incentive Bonus Plan. Under this plan, the individual may defer from $2,000 to as much as fifty percent (up to a maximum of $100,000) of their award under the short-term performance plan, which is typically made in the January following the end of the fiscal year for which the short-term performance plan award is earned.(1) The total amount deferred plus a fifty percent match by Capitol Federal Savings is deemed to be invested in Capitol Federal Financial common stock as of December 31st in the year prior to the short-term performance award (i.e., December 31, 2003, in the case of the short-term performance award for fiscal year 2003 made in January 2004). The number of phantom stock units deemed purchased for each named executive officer is set forth below, based upon a purchase price of $36.069, the closing price of Capitol Federal Financial common stock on December 31, 2003. On the third anniversary date (i.e., December 31, 2006), the phantom stock units are deemed sold and each participant will receive a cash payment equal to the amount deferred, the company match, the dividend equivalents paid on Capitol Federal Financial common stock during the three-year period, plus the appreciation, if any, of Capitol Federal Financial common stock. There will not be any reduction to the amount of the cash payment if the deemed investment in Capitol Federal Financial common stock has depreciated in value. The payment of these benefits (except for the amount deferred) is subject to the participant's continued employment through the end of the deferral period.

	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout
John C. Dicus, Chairman	550	3 years
John B. Dicus, President and Chief Executive Officer	233	3 years
Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	0	N/A
Larry K. Brubaker, Executive Vice President for Corporate Services	119	3 years
Richard J. Aleshire, Executive Vice President for Retail Operations	119	3 years

______________________

(1)	During fiscal 2004, Messrs. John C. Dicus, John B. Dicus, McKay, Brubaker and Aleshire deferred $13,219, $5,616, $0, $2,851 and $2,851 of their short-term performance plan awards for fiscal year 2003 (made in fiscal year 2004), respectively. The amounts deferred and Capitol Federal Financial's matching contributions are included in the bonus amounts for the named executive officers disclosed in the summary compensation table.

NEXT PAGE

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

         The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during fiscal year 2004 and the value of these options at September 30, 2004. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise price and the fair market value of the underlying stock on September 30, 2004, which was $32.18 per share, based on the closing price of Capitol Federal Financial common stock on that date as reported on the Nasdaq Stock Market. These fiscal year-end values have not been, and may never be, realized because the options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of Capitol Federal Financial common stock on the date of exercise.

Name	Shares Acquired on Exercise (#)	Value Realized ($)			Value of Unexercised
			Number of Unexercised		In-the-Money Options
			Options at FY-End (#)		at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John C. Dicus, Chairman	200,000	$5,449,733	267,465	---	$6,140,996	---
John B. Dicus, President and Chief Executive Officer	171,690	4,685,401	320,775	---	7,364,994	---
Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	30,000	632,100	---	---	---	---
Larry K. Brubaker, Executive Vice President for Corporate Services	15,000	327,975	95,800	---	2,199,568	---
Richard J. Aleshire, Executive Vice President for Retail Operations	27,552	577,521	63,775	---	1,464,274	---

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Capitol Federal Financial's directors and executive officers, and persons who own more than 10% of Capitol Federal Financial's common stock to report their initial ownership of Capitol Federal Financial's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and Capitol Federal Financial is required to disclose in this proxy statement any late filings or failures to file.

         Capitol Federal Financial believes, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

NEXT PAGE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Capitol Federal Financial's compensation plans and matters are administered by the Stock Benefit Committee and the Compensation Committee. The Stock Benefit Committee is composed of Directors Andersen and Ward. The Compensation Committee is currently composed of Directors Andersen (Chairperson), Maupin, Thompson and Ward. Mr. Maupin, who will be retiring from the Board upon the expiration of his current term at the annual meeting, is a former executive officer of Capitol Federal Savings, having retired in 1991 as Senior Executive Vice President and Chief Lending Officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capitol Federal Financial specifically incorporates it by reference in such filing.

         The Compensation Committee of the Board of Directors of Capitol Federal Financial has furnished the following report on executive compensation:

         Capitol Federal Savings' executive compensation programs are administered by the Board's Compensation Committee ("Committee") comprised of four non-employee directors. The Committee determines and maintains Capitol Federal's executive compensation policies and objectives and reviews and approves all issues pertaining to executive compensation. A separate Stock Benefit Committee administers Capitol Federal's Stock Option and Incentive Plan and Recognition and Retention Plan. The objective of Capitol Federal Savings' three compensation programs (base salary, short-term performance and long-term incentives) is to provide compensation which enables Capitol Federal Savings to attract, motivate and retain talented and dedicated executives, promote a team orientation toward the achievement of business objectives and goals and link the success of Capitol Federal Savings' executives with that of Capitol Federal Financial. It is the Committee's intent to tie individual performance and incentive compensation to specific performance criteria, including results of operations and value to shareholders.

Base Salary Compensation

         A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of Capitol Federal Savings' business objectives and to be highly competitive with base salaries paid for comparable positions in the national market by thrift institutions. The Committee annually utilizes comparative executive compensation information for stock thrift institutions and makes further comparisons with a selected peer group of institutions with similarities in asset size and operational conduct. The Committee also is cognizant of the salaries paid by other non-financial institution companies in Capitol Federal Savings' market areas with whom it believes Capitol Federal Savings competes for executives.

         Within the established base salary ranges, actual base salary is determined by Capitol Federal Savings' financial performance in relation to attainment of the financial goals set forth in the business plan, the annual forecast of operations and the three-year financial plan, as well as a subjective assessment of each executive's achievements of any individual objectives and managerial effectiveness. Base salary levels are targeted toward the mid-range of the comparable companies. The Committee annually reviews the performance of the Chief Executive Officer and other executive officers.

Short-Term Performance Plan

         The purpose of the short-term performance plan is to achieve the following objectives:

         1)         promote stability and the achievement of profitability and business goals;

         2)         link executive compensation to specific corporate performance objectives and individual goals; and

NEXT PAGE

         3)         provide a competitive reward structure for Bank officers.

         The plan is structured so that the amount of the awards under the plan will vary based on the maximum opportunity, which is a percentage of base salary, established for each officer level. All elected and appointed officers of Capitol Federal Savings are eligible to participate in the plan. Participants earn cash awards by personally achieving their individual goals and assisting Capitol Federal Financial in achieving its overall financial objectives. The Committee is responsible for establishing performance targets for each performance year which include both the institutional and personal performance criteria. The institutional or company performance component is based on the attainment of certain financial objectives as measured by return on average equity, earnings per share and Capitol Federal Financial's efficiency ratio. Bonuses awarded under the short-term performance plan to the named executives during fiscal 2004 are included in the Summary Compensation Table. All of such awards were based on the achievement of individual performance objectives, as none of the institutional performance targets were met for fiscal 2003.

Long-Term Incentives

         A deferred incentive plan for executive officers operates in conjunction with the short-term performance plan. The deferred incentive plan is administered as an unfunded plan of deferred compensation with all benefits expensed and recorded as liabilities as accrued.

         Participants may defer for a period of three years from $2,000 to as much as fifty percent (up to a maximum of $100,000) of their award under the short-term performance plan. The total of the amount deferred, plus a fifty percent Capitol Federal Savings match, is deemed to be invested in Capitol Federal Financial common stock at the closing price as of the December 31st immediately preceding the deferral date. Assuming the participant has continued employment with Capitol Federal Savings through the end of the mandatory deferral period, the participant will be entitled to receive a cash payment equal to the deferred amount, the Capitol Federal Savings match, the value of all dividend equivalents paid on the Capitol Federal Financial common stock deemed invested during the deferral period and the appreciation, if any, earned during the deferral period on the Capitol Federal Financial common stock deemed invested. There will not be any reduction to the amount of the cash payment if the deemed investment in Capitol Federal Financial common stock has depreciated in value.

         Capitol Federal Financial also maintains the 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan. Both long-term incentive stock plans were approved by shareholders in April 2000. The plans are designed to provide incentives for long-term positive performance by the executive officers to align their financial interests with those of Capitol Federal Financial and its shareholders and by providing the opportunity to participate in stock price appreciation, if any, which may occur after the date options or restricted stock awards are granted.

         The Stock Benefit Committee administers these two long-term incentive stock plans, determines employee eligibility and grants share awards. Generally, both options and restricted stock awards vest in equal installments over a period of five years. No stock option or restricted stock awards were made to the named executive officers during fiscal 2004.

Chief Executive Officer

         John B. Dicus was named as Chief Executive Officer as of January 1, 2003. The base salary and short-term performance award for the CEO position are established annually based on the information discussed above. Specific performance goals have not been used by the Committee in determining the chief executive officer's base salary. Based on the review of his salary in relation to Capitol Federal's relative financial performance and in comparison to peer performance, John B. Dicus' base salary remained the same throughout fiscal 2004. The short-term performance plan provides for John B. Dicus to receive a maximum opportunity award of sixty percent of base salary with performance based on ninety percent for institutional financial criteria and ten percent on personal performance criteria. Under the short-term performance plan, John B. Dicus earned a cash bonus of $11,132 for fiscal 2003. It was awarded in fiscal 2004 and was based entirely on individual performance. Under the long-term incentive stock plans, John B. Dicus became vested in 105,000 stock options and 40,000 restricted shares in 2004 under grants made to him in 2000.

NEXT PAGE

Limitation on Deductibility of Compensation in Excess of $1 Million

         Section 162(m) of the Internal Revenue Code limits the corporate federal income tax deduction for compensation paid to a publicly held corporation's five most highly compensated executive officers to $1.0 million per executive per year, to the extent such compensation is not "performance-based compensation" under a plan approved by shareholders. Income recognized by executives upon the exercise of stock options granted by the Stock Benefit Committee under the 2000 Stock Option and Incentive Plan constitutes "performance-based compensation" that is exempt from the 162(m) limitation. It is our policy generally to design executive compensation to be deductible under Section 162(m). However, we have in the past awarded, and may in the future award, compensation that causes a portion of one or more of our executive's total compensation for a particular year to not be tax deductible.

         The foregoing report is furnished by the Compensation Committee of the Board of Directors.

B. B. Andersen (Chairman) Robert B. Maupin Jeffrey R. Thompson Marilyn S. Ward

NEXT PAGE

Shareholder Return Performance Presentation

         The line graph below compares the cumulative total shareholder return on Capitol Federal Financial's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period September 30, 1999 through September 30, 2004. The information presented below assumes $100 was invested on September 30, 1999 in Capitol Federal Financial's common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CAPITOL FEDERAL FINANCIAL,
NASDAQ MARKET INDEX AND SAVINGS AND LOAN INDUSTRY INDEX

	9/30/99	9/30/00	9/30/01	9/30/02	9/30/03	9/30/04
CAPITOL FEDERAL FINANCIAL	100.00	153.03	207.09	247.86	353.58	420.99
S&L INDEX	100.00	122.18	162.98	171.02	228.47	266.78
NASDAQ MARKET INDEX	100.00	136.79	56.05	45.09	69.11	73.27

Certain Transactions

         Capitol Federal Savings has followed a policy of granting loans to officers and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         All loans that Capitol Federal Savings makes to directors and executive officers are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of Capitol Federal Savings. Loans to all directors and executive officers and their associates totaled approximately $5.4 million at September 30, 2004, which was 0.7% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2004.

NEXT PAGE

         Director Quarnstrom, who will be retiring from the Board upon the expiration of his current term at the annual meeting, is a partner in the law firm of Shaw, Hergenreter & Quarnstrom. The firm receives a retainer fee to serve as general counsel for Capitol Federal Savings regarding real estate and litigation issues. The legal fees received by the law firm for professional services rendered to Capitol Federal Savings during fiscal year 2004 were $55,023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capitol Federal Financial specifically incorporates it by reference in such filing.

         The Audit Committee has reviewed and discussed the audited financial statements of Capitol Federal Financial for the fiscal year ended September 30, 2004 with Capitol Federal Financial management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

         The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Capitol Federal Financial's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the SEC.

         The foregoing report is furnished by the Audit Committee of the Board of Directors.

Marilyn S. Ward (Chairperson) B. B. Andersen Robert B. Maupin Jeffrey R. Thompson

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee of Capitol Federal Financial's Board of Directors has renewed Capitol Federal Financial's arrangement for Deloitte & Touche LLP to be the Company's independent auditors for the fiscal year ending September 30, 2005, subject to the ratification of that appointment by Capitol Federal Financial's shareholders at the annual meeting. A representative of Deloitte & Touche LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         For the fiscal years ended September 30, 2004 and 2003, Deloitte & Touche LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements, for the review of financial statements included in the Company's Quarterly Reports on Form 10-Q, for statutory and regulatory audits and for consents: $366,200 - 2004; $298,500 - 2003.

(b)	Audit Related Fees: Aggregate fees billed for professional services rendered related to audits of employee benefit plans, stand-alone audit of subsidiary and mutual holding company, preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and agreed-upon procedures engagements: $85,308 - 2004; $73,100 - 2003.

NEXT PAGE

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax return preparation and tax consultations: $106,914 - 2004; $68,929 - 2003.

(d)	All other fees: Aggregate fees billed for all other professional services, consisting of risk consulting services in 2004 and employee benefit plan consulting and information security services in 2003: $7,875 - 2004; $171,291 - 2003.

         The Audit Committee generally pre-approves all audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee has, however, delegated authority to the chairperson of the Audit Committee to pre-approve services not pre-approved by the Audit Committee, provided such action is reported to the Audit Committee at its next meeting. None of the services provided by Deloitte & Touche LLP described in items (a)-(d) above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC's rules and regulations.

         The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2005.

SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in Capitol Federal Financial's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at the meeting must be received at Capitol Federal Financial's executive office at 700 S. Kansas Avenue, Topeka, Kansas 66603 no later than August 30, 2005. All shareholder proposals submitted for inclusion in Capitol Federal Financial's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether included in Capitol Federal Financial's proxy materials), Capitol Federal Financial's Charter and Bylaws.

         To be considered for presentation at next year's annual meeting, although not included in the proxy materials for that meeting, any shareholder proposal must be received at Capitol Federal Financial's executive office at least five days prior to next year's annual meeting.

OTHER MATTERS

         The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

         Capitol Federal Financial will pay the costs of soliciting proxies. Capitol Federal Financial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of Capitol Federal Financial may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

NEXT PAGE

APPENDIX A

Charter of the Audit Committee of the Board
of Directors of Capitol Federal Financial

I. Statement of Policy

         The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Capitol Federal Financial (the "Corporation") to represent and provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Corporation's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the Corporation's compliance with legal and regulatory requirements; the annual independent audit of the Corporation's financial statements; the independent auditors' qualifications and independence; the performance of the Corporation's internal audit function and independent auditors and any other areas specified by the Board of potential financial risks to the Corporation. The Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement. In discharging its duties and responsibilities, the Committee is empowered to investigate any matter brought to its attention, with full access to all necessary books, records, facilities and personnel of the Corporation, and has the authority to retain at the Corporation's expense special legal, accounting or other advisors, consultants or experts as it deems appropriate.

         In fulfilling its responsibilities, it is recognized that members of the Committee are not employees of the Corporation. The Corporation's management is responsible for preparing the Corporation's financial statements. The independent auditors are responsible for auditing the Corporation's annual financial statements and reviewing the Corporation's quarterly financial statements prior to the filing of the Corporation's annual and quarterly reports on Forms 10-K and 10-Q with the SEC. It is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom and from which he or she receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be reported promptly to the Board).

II. Committee Composition and Meetings

         The Committee composition shall be in accordance with the NASDAQ Stock Market (the "NASDAQ") listing standards. The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, considering the recommendation of the Nominating Committee, each of whom shall meet the independence requirements of the NASDAQ and SEC for audit committee members, and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee may be designated annually by the Board as an "audit committee financial expert," as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter.

         The Committee shall meet at least quarterly. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. If the chairperson is not available for a meeting, the other members of the Committee may appoint a temporary chairperson for such meeting. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall meet separately, periodically, with management, the chief auditing executive and/or other members of the Corporation's Internal Audit Department and the independent auditors, to discuss any matters that the Committee or any of these persons believes should be discussed. The Committee may also meet separately with regulatory examiners.

A-1
NEXT PAGE

III. Committee Duties, Responsibilities and Processes

         The following shall be the principal duties, responsibilities and recurring processes of the Committee in carrying out its oversight role. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of its jurisdiction of incorporation.

         As part of its oversight responsibility, the Committee shall:

         Review Procedures

1.	Review and discuss the form of presentation and type of information to be contained in earnings press releases. The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

2.	Prior to the filing of quarterly and annual reports on Forms 10-Q and 10-K, review and discuss with management and the independent auditors: (i) the Corporation's quarterly and annual consolidated financial statements; (ii) matters that affect the Corporation's consolidated financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;" (iii) the results of the independent auditors' reviews of the quarterly financial statements, the audit of the annual financial statements and the independent auditors' report, and any other matters required to be communicated to the Committee by the independent auditors, as well as discussions regarding qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of the Corporation's accounting principles, and the clarity of the financial statements; (iv) all critical accounting policies and practices to be used; (v) any matters required to be communicated to the Committee by the independent auditors in accordance with SAS Nos. 61 and 71 or any other SAS; and (vi) other material written communications between the independent auditors and management. Prior to the filing of the Corporation's Annual Report on Form 10-K, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

3.	Regularly review with the independent auditors any problems or difficulties encountered in the course of the audit work and management's response, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

4.	Review: (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of any material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements. In consultation with management, the independent auditors and the internal auditors, monitor the integrity and effectiveness of the Corporation's financial reporting processes and systems of internal controls, including reviewing and discussing major financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings relating to the foregoing prepared by the independent auditors or the internal auditors, together with management's responses and follow-up to these reports.

A-2
NEXT PAGE

5.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures have been established by the Committee and are set forth in the Corporation's Code of Business Conduct and Ethics.

         Independent Auditors and Other External Services

6.	The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

7.	Pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with this Charter, for the engagement of the independent auditors to render permissible non-audit services to the Corporation, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

8.	Evaluate the qualifications, independence and performance of the independent auditors annually. This evaluation shall include a review and discussion of the annual communication as to independence delivered by the independent auditors required by Independence Standards Board Standard No. 1. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the rotation of any other audit partner whose rotation is required by the regulations of the SEC.

9.	Review the audit plan of the independent auditors -- discuss scope, staffing, timing, estimated and actual fees, reliance upon management and internal audit and general audit approach.

10.	Set clear hiring policies for employees or former employees of the independent auditors.

         Internal Audit Department

11.	Review the budget, program, changes in program, activities, strategies, organizational structure and qualifications of the Internal Audit Department, as needed, it being understood that the Internal Audit Department functionally reports directly to the Committee. Evaluate whether the Internal Audit Department operation and structure permits unrestricted access by internal auditors to records, personnel and physical properties relevant to the performance of its responsibilities and to top management, the Committee and the Board. Assess the appropriateness of the resources allocated to internal auditing. Evaluate the effectiveness of the internal audit function.

12.	Review the appointment, performance and replacement, if appropriate, of the chief auditing executive. Decisions regarding hiring or termination of the chief auditing executive require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the chief auditing executive.

13.	Review significant issues presented by the Internal Audit Department together with management's response and follow-up to these reports.

A-3
NEXT PAGE

         Other Committee Responsibilities

14.	Review and reassess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board for its approval. Ensure the publication of this Charter in accordance with SEC regulations.

15.	Maintain minutes of meetings and report regularly to the Board on the Committee's activities. Review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

16.	Conduct an appropriate review of and approve all related party transactions on an ongoing basis, as required by the Nasdaq listing standards. For these purposes, the term "related party transactions" shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

17.	Review with the Corporation's chief corporate counsel: (i) any significant legal matter that could have a material impact on the Corporation's financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from governmental agencies; and (iii) reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

18.	Review disclosures made to the Committee by the Corporation's CEO and CFO during their certification process for the Forms 10-K and 10-Q with respect to the financial statements and about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Corporation's internal control over financial reporting.

19.	Ensure required certifications are made to Nasdaq: (i) that a formal written charter has been adopted for the Committee and that the Committee has reviewed and reassessed the adequacy of the charter on an annual basis; and (ii) as to the independence of the members of the Committee.

20.	Perform any other activities consistent with this Charter, the Corporation's bylaws or governing law as the Committee or the Board deems necessary or appropriate.

IV. Funding

         The Corporation shall provide the Committee with appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors and to any advisors employed by the Committee; and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

A-4
NEXT PAGE

APPENDIX B

Charter of the Nominating Committee
of the Board of Directors of
Capitol Federal Financial

I. Statement of Policy

         The Nominating Committee (the "Committee") shall be appointed by the Board of Directors (the "Board") of Capitol Federal Financial (the "Corporation") for the purpose of (i) identifying individuals qualified to serve as Board members, consistent with criteria approved by the Board; and (ii) recommending to the Board the director nominees for election or appointment to the Board of Directors.

II. Committee Composition and Meetings

         The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, each of whom shall be an independent director as defined by the Nasdaq Stock Market (the "Nasdaq") listing standards and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter. The Committee shall meet at least two times annually or more frequently as circumstances require.

III. Committee Duties, Responsibilities and Process

         The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of its jurisdiction of incorporation.

         The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

         The Committee shall have the following responsibilities:

1.	Recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board.

2.	Recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Corporation's Articles or Certificate of Incorporation and Bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Corporation's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.

3.	Review nominations submitted by stockholders, which have been addressed to the corporate secretary, and which comply with the requirements of the Articles or Certificate of Incorporation and the Bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

B-1
NEXT PAGE

4.	Annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary.

5.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV. Investigations and Studies; Outside Advisers

         The Committee may conduct or authorize studies of or investigations into matters within the Committee's scope of responsibilities, and may retain, at the Corporation's expense, such counsel or other advisers as it deems necessary (which may, if the Committee deems it appropriate, be the Corporation's regular counsel or advisers). The Committee shall have the authority to retain or terminate one or more search firms to assist the Committee in carrying out its responsibilities, including authority to approve the firm's fees and retention terms, which fees shall be borne by the Corporation.

B-2
END